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                                                                    Exhibit 99.4

                              BULL RUN CORPORATION
                            4370 PEACHTREE ROAD, N.E.
                             ATLANTA, GEORGIA 30319

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                    ________ , 2005

This Proxy is Solicited by the Board of Directors.

      The undersigned stockholder of Bull Run Corporation, "Bull Run," hereby appoints each of Robert S. Prather, Jr. and Frederick J. Erickson, attorneys and proxies, with full power of substitution, to represent the undersigned and vote all shares of the common stock of Bull Run which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the special meeting of stockholders of Bull Run to be held at _________ a.m., on __________ , 2005, at __________ or at any adjournments or postponements thereof, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the special meeting and any adjournments or postponements thereof.

      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

      Stockholders wishing to vote by telephone may do so by calling toll-free on a touch-tone telephone ________ and following the recorded instructions. Stockholders may also vote on the Internet by logging on to _____________ and following the instructions appearing on that site.

      Unless otherwise specified, this proxy will be voted "FOR" item 1 and in the discretion of the proxies with respect to all other matters which may properly come before the special meeting or any adjournments or postponements thereof. The undersigned acknowledges receipt of the accompanying Notice of Special Meeting and Proxy Statement/Prospectus/Information Statement.

      Please mark boxes in blue or black ink.

      1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 2, 2005 by and among Triple Crown Media, Inc., BR Acquisition Corp. and Bull Run Corporation, and the merger contemplated by the Agreement and Plan of Merger.

            [ ] FOR                  [ ] AGAINST                [ ] ABSTAIN

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      2.    In their discretion, on any other matters that may properly come before the meeting or any adjournments or postponements thereof.

                                        Dated: _________________

                                          ___________________________________
                                          Signature of Stockholder(s)

                                          ___________________________________
                                          Name of Stockholder(s)

      NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give your full title as such. If a corporation, please sign full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

                      PLEASE COMPLETE, DATE, SIGN AND MAIL
                            THIS PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE,
                          OR PROMPTLY SUBMIT YOUR VOTE
                            VIA TELEPHONE OR INTERNET
                               AS DESCRIBED ABOVE.